Exhibit 99.2

Third Quarter 2015 Earnings Presentation October 22, 2015 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

Executive summary

- 3Q 2015 GAAP EPS of $0.10, adjusted EPS of $0.22, compared to $0.23 in 2Q 2015 and $0.22 in 3Q 2014 (1)
  - 3Q 2015 adjusted EPS excludes a $0.12 non-operating loss due to the early extinguishment of debt
- 3Q 2015 total company long-term net flows of $(3.3) billion reflect $2.9 billion of large mandate losses and the impact of the challenging market backdrop the industry experienced during the quarter
- Our investment teams are continuing to deliver good results for our clients
  - 70% and 79% of complex-wide assets were in the top 2 Morningstar quartiles on a 1- and 3-year basis, respectively, as of September 30, 2015 (2)
  - Most strategies with volatility or risk outcome objectives delivered strong relative returns during the quarter
- We are continuing to execute on our strategy of *Intelligent Diversification*
  - Our non-U.S. business posted its 9th consecutive quarter of inflows with net flows of $1.6 billion during the quarter
  - Recent acquisitions are positively contributing to results – VelocityShares average assets for 3Q 2015 increased 16% quarter over quarter, and Kapstream had net inflows for the quarter of $300 million

Notes:
(1) Only the current period (3Q 2015) is adjusted. See detail to non-GAAP adjustments on p. 21.
(2) References Morningstar relative performance. Refer to p. 24 for the 5-year period and p. 31 for 10-year period and quantity of funds in the analysis.

2

Janus Capital Group 3Q 2015 results 3Q 2015 adjusted EPS of $0.22 compared to $0.23 in 2Q 2015 3Q 2015 adjusted EPS excludes a $0.12 non-operating loss due to the early extinguishment of debt Assets Under Management of $181.5 billion at September 30, 2015, decreased 4% versus June 30, 2015 Operating margin in 3Q 2015 of 30.5% vs. 30.2% in 2Q 2015 Total company long-term net flows were $(3.3) billion in 3Q 2015 compared to $0.2 billion in 2Q 2015 Generated $238.8 million of cash flow from operations over the last 12 months Adjusted EPS(1) AUM(2) Long-Term Net Flows Margin Cash Flow From Operations Notes: Only the current period (3Q 2015) is adjusted. See detail to non-GAAP adjustments on p. 21. AUM does not include $3.5 billion of VelocityShares assets.

3Q 2015 Results Jennifer McPeek Chief Financial Officer

3Q 2015 financial review Adjusted EPS(2) Average AUM(1) ($ in billions) Total Revenue ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year Notes: Average AUM does not include $3.5 billion of VelocityShares assets. 3Q 2015 EPS excludes a $0.12 non-operating loss due to the early extinguishment of debt. Only the current period (3Q 2015) is adjusted. See detail to non-GAAP adjustments on p. 21. $271.9 $273.8 2Q 2015 3Q 2015 $82.1 $83.4 30.2% 30.5% 2Q 2015 3Q 2015 $193.0 $192.1 2Q 2015 3Q 2015 $0.23 $0.22 2Q 2015 3Q 2015 $0.22 $0.22 3Q 2014 3Q 2015 $176.5 $192.1 3Q 2014 3Q 2015 $71.6 $83.4 30.2% 30.5% 3Q 2014 3Q 2015 $237.0 $273.8 3Q 2014 3Q 2015

3Q 2015 investment performance summary Notes: References Morningstar relative performance on an asset-weighted, total return basis as of September 30, 2015. Refer to p. 24 and 25 for the 1-, 3- and 5-year periods and p. 31 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Excludes absolute volatility strategies. References relative performance net of fees as of September 30, 2015, as shown on p. 28 and 29. Refer to p. 30 for INTECH mutual fund analysis and disclosure. Complex-wide as of September 30, 2015. Refer to p. 31 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. Period Ending September 30, 2015 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 70% 79% 63% Fundamental Equity Mutual Fund Assets (1) 69% 75% 56% Fixed Income Mutual Fund Assets (1) 75% 100% 100% % of Relative Return Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 80% 53% 75% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 56%

3Q 2015 long-term net flow summary Notes: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Long-term flows do not include VelocityShares. 22% 29% 27% 25% 25% Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales Annualized Redemption Rate Annualized Gross Sales Rate 22% 24% 31% 27% 23% 30% 25% 24% 27% 29% 13% 16% 11% 17% 12% 15% 21% 22% 18% 25% 39% 67% 41% 30% 39% 35% 32% 32% 27% 41% Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) Fixed Income ($ in billions) 27% 25% 25% 24% 32% $3.1 $5.3 $3.5 $2.7 $4.2 ($2.8) ($2.5) ($2.7) ($2.4) ($4.4) $0.3 $2.8 $0.8 $0.3 ($0.2) ($10) ($6) ($2) $2 $6 $10 3Q14 4Q14 1Q15 2Q15 3Q15 $1.6 $2.0 $1.4 $2.2 $1.5 ($1.9) ($2.6) ($2.7) ($2.2) ($3.1) ($0.3) ($0.6) ($1.3) ($0.0) ($1.6) ($6) ($3) $0 $3 $6 3Q14 4Q14 1Q15 2Q15 3Q15 $5.2 $5.6 $7.4 $6.7 $6.0 ($7.3) ($5.8) ($5.8) ($6.8) ($7.5) ($2.1) ($0.2) $1.6 ($0.1) ($1.5) ($20) ($10) $0 $10 $20 3Q14 4Q14 1Q15 2Q15 3Q15 $9.9 $12.9 $12.3 $11.6 $11.7 ($12.0) ($10.9) ($11.2) ($11.4) ($15.0) ($2.1) $2.0 $1.1 $0.2 ($3.3) ($32) ($16) $0 $16 $32 3Q14 4Q14 1Q15 2Q15 3Q15

3Q 2015 total revenue Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. (1) Management Fees Shareowner Servicing Fees and Other Performance Fees Total revenue increased 1% quarter over quarter Performance fees improved by $3.2 million versus 2Q 2015 due to better mutual fund and private account performance fees Shareowner servicing fees and other revenue increased $1.4 million primarily due to higher exchange-traded note (“ETN”) assets Management fees declined slightly due to lower average AUM $42.6 $44.0 ($4.4) ($1.2) $233.7 $231.0 $271.9 $273.8 2Q 2015 3Q 2015

3Q 2015 operating expenses Operating Expenses ($ in millions) Note: 2015 annual long-term incentive compensation is currently expected to be $75-$78 million. (1) 3Q 2015 operating expenses of $190.4 million increased slightly compared to 2Q 2015 Employee compensation and benefits declined $5.3 million compared to 2Q 2015 primarily as a result of decreased variable compensation on lower profitability and sales Long-term incentive compensation decreased $2.1 million primarily due to mark-to-market on mutual fund share awards G&A increased $5.1 million as a result of the VelocityShares earnout and an operational error, which were partially offset by the absence of deal costs that were recognized in the prior quarter 3Q 2015 operating margin improved to 30.5% from 30.2% in 2Q 2015 $31.1 $36.2 $7.6 $9.0 $34.7 $36.8 $5.5 $4.9 $19.7 $17.6 $91.2 $85.9 $189.8 $190.4 2Q 2015 3Q 2015 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

3Q 2015 balance sheet profile

- Total cash and marketable securities decreased $4 million versus 2Q 2015
  - Cash and cash equivalents decreased by $7 million, driven by cash used for debt retirement, dividends and buybacks largely offset by strong cash flow generation
- Carrying value of debt decreased 10% or $47 million compared to the prior quarter, following the issuance of Senior Notes due 2025 and a make-whole call on the 2017 Senior Notes
- During 3Q 2015, we used cash to fund the following:
  - Share buybacks – $26 million (repurchased 1.7 million shares at an average price of $15.30 per share)
  - Quarterly dividends – $17 million
- Generated cash flow from operations of $239 million over the last 12 months

Balance Sheet Profile (Carrying Value) (1) – 6/30/2015 vs. 9/30/2015
($ in millions)



$654
$355
$299
$452
$108
$345
$650
$357
$292
$405
$108
$297
Cash & Investments
Debt
Cash & Investments
Debt
6/30/2015
9/30/2015
Investment Securities (2)
Cash and Cash Equivalents
2025 Maturity
2018 Maturity
2017 Maturity

Notes:
(1) Numbers may not foot due to rounding.
(2) Includes Seed Investments of $338.2 million, Investments in Advised Mutual Funds of $4.5 million and Investments Related to Deferred Compensation Plans of $12.4 million as of June 30, 2015; includes Seed Investments of $337.5 million, Investments in Advised Mutual Funds of $4.0 million and Investments Related to Deferred Compensation Plans of $15.8 million as of September 30, 2015.

10

Topics of Discussion Jennifer McPeek Chief Financial Officer

Assets by channel presentation changes (1) The presentation of our assets by channel now coincides with how we view channels strategically Retail Intermediary 59% Institutional 20% International 21% Self-Directed 29% Intermediary 37% Note: See p. 17 for additional channel detail and p. 18 for historical asset breakdown. 9/30/15 AUM of $181.5 Billion (Excludes ETP Assets of $3.5 Billion) By Channel By Channel Institutional 34% By Domicile Non-U.S. 20% U.S. 80% 9/30/15 Assets of $185.0 Billion

Impact of Kapstream acquisition Notes: Reflects consolidation of Kapstream-related balances beginning July 1, 2015. Kapstream 3Q 2015 EBITDA of $2.7 million includes operating income of $2.1 million plus intangible amortization of $0.6 million. Consolidated Statement of Income & Balance Sheet As of and for the three months ended September 30, 2015 ($ in millions, except per share data) JCG As Reported Kapstream (1) Consolidated Statement of Income: Total revenues 273.8 $ 4.9 $ Operating expenses Employee compensation and benefits 85.9 $ 1.0 $ Long-term incentive compensation 17.6 0.2 Marketing and advertising 4.9 - Distribution 36.8 0.4 Depreciation and amortization 9.0 0.6 General, administrative and occupancy 36.2 0.6 Total operating expenses 190.4 $ 2.8 $ Operating income (2) 83.4 $ 2.1 $ Interest expense (8.0) - Investment gains (losses), net (7.2) - Other income, net 1.2 0.1 Loss on early extinguishment of debt (36.3) - Income tax provision (13.2) (0.6) Noncontrolling interests - (0.8) Allocation of earnings to restricted stock (0.7) - Net income attributable to JCG common shareholders 19.2 $ 0.8 $ Balance Sheet: Assets: Cash and investment securities 649.7 $ 7.8 $ Other assets & property and equipment, net 261.0 12.4 Intangible assets and goodwill, net 1,947.0 187.2 Total assets 2,857.7 $ 207.4 $ Liabilities and equity: Debt 405.3 $ - $ Other liabilities 238.8 15.5 Deferred income taxes 523.7 31.4 Redeemable noncontrolling interests 36.3 - Investment in Kapstream - 88.2 Total equity 1,653.6 72.3 Total liabilities, redeemable noncontrolling interests and equity 2,857.7 $ 207.4 $

Q&A Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Appendix

3Q 2015 asset diversification 9/30/15 Assets of $185.0 Billion By Investment Discipline ($ in Billions) Note: Percentages and numbers may not foot due to rounding. By Distribution Channel ($ in Billions) By Domicile ($ in Billions) $61.6 46.6 41.6 21.7 8.7 3.5 1.3 $68.8 62.7 53.5 $147.2 37.8 33% 25% 22% 12% 5% 2% 1% Growth / Blend Mathematical Fixed Income Global / International Value ETPs Money Market 37% 34% 29% Intermediary Institutional Self-Directed 80% 20% U.S. Non-U.S.

Assets by channel presentation changes (1) Note: Items in red font in the tables are new additions; shaded items are reorganized. Previous Channel View Current Channel View The presentation of our assets by channel now coincides with how we view channels strategically Retail Intermediary Defined Contribution Platform Advisory Services Variable Insurance Trusts Retail Direct Supermarket Retail Institutional Corporate Endowments & Foundations Public Funds Taft Hartley International All Internationally-Domiciled Assets Intermediary Defined Contribution Platform Advisory Services Variable Insurance Trusts Non-U.S. Mutual Funds ETFs Institutional Corporate Endowments & Foundations Public Funds Taft Hartley Non-U.S. Separate Accounts Self-Directed Retail Direct Supermarket Retail ETNs

Historical assets by channel and domicile (1) By Distribution Channel ($ in Billions) Note: Numbers may not foot due to rounding. By Domicile ($ in Billions) $61 $66 $70 $72 $69 $61 $63 $65 $63 $63 $52 $56 $58 $58 $54 $174 $185 $192 $193 $185 $0 $50 $100 $150 $200 3Q 2014 4Q 2014 1Q 2015 2Q 2015 3Q 2015 Intermediary Institutional Self-Directed $147 $157 $162 $161 $147 $27 $29 $31 $32 $38 $174 $185 $192 $193 $185 $0 $50 $100 $150 $200 3Q 2014 4Q 2014 1Q 2015 2Q 2015 3Q 2015 U.S. Non-U.S.

3Q 2015 EPS of $0.10 compared to $0.23 in 2Q 2015

($ in millions, except AUM and per share)	Quarter Ended September 30, 2015	Quarter Ended June 30, 2015	Variance (%)	Quarter Ended September 30, 2015	Quarter Ended September 30, 2014	Variance (%)
Average AUM ($ in billions)	**$ 192.1**	**$ 193.0**	**-0.5%**	**$ 192.1**	**$ 176.5**	**8.8%**
Revenues	$ 273.8	$ 271.9	0.7%	$ 273.8	$ 237.0	15.5%
Operating expenses	190.4	189.8	0.3%	190.4	165.4	15.1%
Operating income	**$ 83.4**	**$ 82.1**	**1.6%**	**$ 83.4**	**$ 71.6**	**16.5%**
Operating margin	**30.5%**	**30.2%**		**30.5%**	**30.2%**	
Interest expense	$ (8.0)	$ (7.2)	-11.1%	$ (8.0)	$ (7.6)	-5.3%
Investment gains (losses), net	**(7.2)**	**(3.1)**	n/m	(7.2)	1.3	n/m
Other income (expense), net	1.2	(2.2)	n/m	1.2	(1.1)	n/m
Loss on early extinguishment of debt	(36.3)	-	n/a	(36.3)	-	n/a
Income tax provision	(13.2)	(24.7)	46.6%	(13.2)	(23.6)	44.1%
Net income	**$ 19.9**	**$ 44.9**	**-55.7%**	**$ 19.9**	**$ 40.6**	**-51.0%**
Noncontrolling interests	-	(0.2)	n/m	-	0.3	n/m
Net income attributable to JCG	**$ 19.9**	**$ 44.7**	**-55.5%**	**$ 19.9**	**$ 40.9**	**-51.3%**
Allocation of earnings to restricted stock	0.7	1.6	-56.3%	0.7	1.4	-50.0%
Net income attributable to JCG common shareholders	**$ 19.2**	**$ 43.1**	**-55.5%**	**$ 19.2**	**$ 39.5**	**-51.4%**
Diluted earnings per share attributable to JCG common shareholders	**$ 0.10**	**$ 0.23**	**-56.5%**	**$ 0.10**	**$ 0.22**	**-54.5%**
Diluted weighted average shares outstanding (in millions)	**186.4**	**189.4**	**-1.6%**	**186.4**	**182.8**	**2.0%**

19

3Q 2015 operating margin of 30.5% versus 30.2% in 2Q 2015 September 30, June 30, Variance September 30, September 30, Variance ($ in millions, except AUM) 2015 2015 (%) 2015 2014 (%) Average AUM ($ in billions) 192.1 $ 193.0 $ -0.5% 192.1 $ 176.5 $ 8.8% Revenues Investment management fees 231.0 $ 233.7 $ 231.0 $ 213.3 $ Performance fees - mutual funds (3.9) (6.6) (3.9) (14.4) Performance fees - private accounts 2.7 2.2 2.7 0.4 Shareowner servicing fees and other 44.0 42.6 44.0 37.7 Total revenues 273.8 $ 271.9 $ 0.7% 273.8 $ 237.0 $ 15.5% Basis points Investment management fees 47.7 48.6 47.7 47.9 Investment management fees and performance fees 47.5 47.7 47.5 44.8 Operating expenses Employee compensation and benefits 85.9 $ 91.2 $ 85.9 $ 82.2 $ Long-term incentive compensation 17.6 19.7 17.6 11.6 Marketing and advertising 4.9 5.5 4.9 4.1 Distribution 36.8 34.7 36.8 33.2 Depreciation and amortization 9.0 7.6 9.0 6.2 General, administrative and occupancy 36.2 31.1 36.2 28.1 Total operating expenses 190.4 $ 189.8 $ 0.3% 190.4 $ 165.4 $ 15.1% Operating income 83.4 $ 82.1 $ 1.6% 83.4 $ 71.6 $ 16.5% Operating margin 30.5% 30.2% 30.5% 30.2% Quarter Ended Quarter Ended

Reconciliation of non-GAAP financial measures – 3Q 2015 Quarter Ended September 30, ($ in millions, except per share amounts) 2015 Net income attributable to JCG $ 19.9 Less: Allocation of earnings to participating restricted stock awards 0.7 Net income attributable to JCG common shareholders 19.2 Non-GAAP adjustments: Loss on extinguishment of debt 36.3 Tax effect of loss on extinguishment of debt (13.5) Allocation of loss on extinguishment of debt to participating restricted stock awards (0.8) Net income attributable to JCG common shareholders, adjusted $ 41.2 Weighted-average diluted common shares outstanding 186.4 Diluted earnings per share $ 0.10 Diluted earnings per share, adjusted $ 0.22

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1]
(AUM $ in millions, performance fees $ in thousands)

	EOP AUM 9/30/2015	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	3Q 2015 P&L Impact
Janus Contrarian Fund [3]	$3,352.7	S&P 500® Index	0.64%	± 15 bps	± 7.00%	$1,336.0
Janus Research Fund [3]	4,420.4	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	1,513.0
Janus Global Research Fund [3,4]	3,173.6	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	650.3
Janus Global Real Estate Fund [5]	265.6	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	51.7
Janus International Equity Fund [6]	245.4	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(46.3)
INTECH U.S. Core Fund [7]	607.2	S&P 500® Index	0.50%	± 15 bps	± 4.00%	207.5
Perkins Mid Cap Value Fund [3]	4,717.0	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(3,629.3)
Perkins Small Cap Value Fund [8]	1,460.2	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	297.9
Perkins Large Cap Value Fund [8]	152.4	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(56.2)
Janus Fund [9]	8,479.6	Core Growth Index	0.64%	± 15 bps	± 4.50%	765.6
Perkins Global Value Fund [9,10]	240.9	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(80.6)
Janus Aspen Overseas Portfolio [11]	852.5	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(495.5)
Janus Overseas Fund [12]	2,130.0	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(1,672.3)
Janus Twenty Fund [13]	8,490.5	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(3,147.1)
Janus Forty Fund [13]	2,920.5	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	418.5
Janus Emerging Markets Fund [14]	39.7	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	11.4
Janus Asia Equity [15]	9.4	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	2.2
Perkins Select Value [16]	73.9	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(28.9)
Total Existing Funds with Fees	**$41,631.3**					**($3,902.1)**

Please refer to footnotes on p. 23.

22

Mutual funds with performance-based advisory fees (cont.) Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. For three years after the merger, Janus will waive its management fee to at least a level that is equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Complex-wide performance (1) Note: References Morningstar relative performance as of September 30, 2015. Refer to p. 31 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 32% 56% 60% 56% 53% 29% 1% 3% 2% 17% 62% 57% 63% 58% 70% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 29% 46% 47% 41% 61% 42% 35% 22% 35% 18% 71% 82% 69% 75% 79% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 14% 22% 27% 23% 35% 37% 31% 28% 32% 27% 50% 53% 55% 55% 63% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 31% 44% 49% 38% 43% 31% 11% 18% 24% 28% 63% 56% 67% 62% 70% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 26% 32% 37% 32% 42% 38% 34% 24% 32% 30% 64% 66% 61% 64% 72% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 28% 28% 33% 26% 33% 35% 35% 28% 26% 30% 63% 63% 60% 51% 63% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of September 30, 2015. Refer to p. 31 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 34% 64% 70% 67% 63% 21% 1% 2% 1% 6% 55% 66% 73% 68% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 33% 54% 54% 48% 58% 33% 27% 15% 23% 17% 66% 81% 68% 71% 75% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 14% 24% 30% 27% 27% 31% 24% 21% 24% 29% 45% 48% 50% 50% 56% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 33% 50% 55% 45% 41% 29% 14% 19% 21% 27% 62% 64% 74% 67% 68% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 24% 36% 38% 35% 38% 35% 31% 23% 25% 26% 59% 67% 60% 60% 64% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 22% 25% 25% 22% 21% 34% 31% 28% 22% 33% 56% 56% 53% 44% 55% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15

Complex-wide mutual fund rankings (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")

Morningstar Rankings Based on Total Returns as of 09/30/2015

	PM Inception	Morningstar Category	1 Year Percentile Rank (%)	1 Year Rank / Total Funds	3 Years Percentile Rank (%)	3 Years Rank / Total Funds	5 Years Percentile Rank (%)	5 Years Rank / Total Funds	10 Years Percentile Rank (%)	10 Years Rank / Total Funds	Since PM Inception Percentile Rank (%)	Since PM Inception Rank / Total Funds
Janus Equity												
Janus Aspen Balanced Instl	Apr-05	Moderate Allocation	16	151/947	15	132/906	23	180/799	1	6/630	3	15/626
Janus Aspen Enterprise Instl	Oct-07	Mid-Cap Growth	8	61/770	9	64/719	14	93/690	7	39/625	14	90/652
Janus Aspen Forty Instl	Jun-13	Large Growth	1	7/1735	21	344/1695	36	556/1552	14	184/1326	13	218/1709
Janus Aspen Global Allocation Mod Instl	Aug-11	World Allocation	30	173/571	27	136/502		/		/	12	52/435
Janus Aspen Global Research Instl	Mar-11	World Stock	36	449/1261	8	79/1086	53	454/859	55	306/560	48	426/893
Janus Aspen Global Technology Instl	May-11	Technology	36	76/209	40	83/206	32	67/206	30	60/198	33	68/206
Janus Aspen Janus Instl	May-11	Large Growth	14	235/1735	30	499/1695	63	974/1552	43	573/1326	41	654/1585
Janus Aspen Overseas Instl	Jun-03	Foreign Large Blend	98	813/827	97	748/767	98	680/691	22	112/517	11	49/449
Janus Asia Equity I	Jul-11	Pacific/Asia ex-Japan Stk	27	25/92	58	49/83		/			59	47/79
Janus Balanced T	Apr-05	Moderate Allocation	17	163/947	20	176/906	30	241/799	4	21/630	5	30/626
Janus Contrarian T	Jun-11	Large Blend	97	1630/1665	7	96/1522	94	1346/1424	63	760/1206	65	953/1451
Janus Diversified Alternatives I	Dec-12	Multialternative	53	221/419		/		/			87	233/267
Janus Emerging Markets I	Dec-10	Diversified Emerging Mkts	23	191/843	23	146/635		/			66	317/476
Janus Enterprise T	Oct-07	Mid-Cap Growth	10	75/770	14	98/719	22	150/690	12	73/625	20	131/652
Janus Forty S	Jun-13	Large Growth	1	11/1735	20	341/1695	42	653/1552	21	273/1326	14	230/1709
Janus Global Allocation Cnsrv T	Aug-14	World Allocation	17	95/571	45	228/502	39	153/387			14	77/571
Janus Global Allocation Growth T	Aug-14	World Allocation	46	263/571	8	40/502	24	94/387			54	309/571
Janus Global Allocation Moderate T	Aug-14	World Allocation	32	184/571	27	133/502	33	128/387			38	217/571
Janus Global Life Sciences T	Apr-07	Health	14	19/131	3	4/126	22	28/125	27	33/119	22	27/119
Janus Global Real Estate I	Nov-07	Global Real Estate	76	188/245	30	63/212	60	116/192			5	8/159
Janus Global Research T	Feb-05	World Stock	37	465/1261	29	317/1086	41	349/859	5	27/560	3	12/537
Janus Global Select T	Aug-12	World Stock	65	819/1261	19	205/1086	94	812/859	50	280/560	28	299/1079
Janus Global Technology T	May-11	Technology	40	83/209	49	102/206	36	75/206	33	65/198	40	82/206
Janus Growth & Income T	Nov-07	Large Blend	61	1023/1665	57	864/1522	66	943/1424	84	1022/1206	70	908/1301
Janus International Equity I	Jun-10	Foreign Large Growth	95	338/355	53	180/339	75	241/319		/	75	241/318
Janus Overseas T	Jun-03	Foreign Large Blend	99	822/827	99	762/767	99	686/691	57	294/517	24	108/449
Janus Preservation Series - Global I	Dec-11	World Stock	58	738/1261	91	988/1086		/		/	95	916/962
Janus Preservation Series - Growth I	May-11	Large Growth	39	670/1735	99	1685/1695		/		/	99	1579/1585
Janus Research T	Jan-06	Large Growth	16	271/1735	7	119/1695	28	438/1552	13	164/1326	11	141/1350
Janus T	May-11	Large Growth	14	237/1735	36	611/1695	71	1103/1552	59	783/1326	53	845/1585
Janus Triton T	May-13	Small Growth	24	182/751	12	85/713	19	126/686	2	7/594	21	153/718
Janus Twenty T	May-13	Large Growth	56	978/1735	70	1192/1695	80	1244/1552	26	346/1326	66	1135/1709
Janus Venture T	May-13	Small Growth	20	145/751	13	91/713	7	46/686	8	45/594	17	117/718

Morningstar Quartile: 1st 2nd 3rd 4th

Note:
(1) In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 31 for additional Morningstar disclosure.

26

Complex-wide mutual fund rankings, cont. (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")			*Morningstar Rankings Based on Total Returns as of 09/30/2015*									
			1 Year		*3 Years*		*5 Years*		*10 Years*		*Since PM Inception*	
	PM Inception	*Morningstar Category*	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Fixed Income												
Janus Aspen Flexible Bond Instl	May-07	Intermediate-Term Bond	38	416/1095	20	205/1049	17	166/991	2	18/861	2	17/901
Janus Flexible Bond T	May-07	Intermediate-Term Bond	45	489/1095	25	259/1049	25	246/991	7	54/861	5	45/901
Janus Global Bond I	Dec-10	World Bond	34	128/374	34	117/342					24	68/285
Janus Global Unconstrained Bond I	Oct-14	Nontraditional Bond	51	231/449		/		/		/	‡	
Janus High-Yield T	Dec-03	High Yield Bond	34	265/793	21	151/709	24	152/627	19	100/528	23	114/509
Janus Multi-Sector Income I	Feb-14	Multisector Bond	4	13/309		/		/		/	7	19/284
Janus Real Return I	Oct-12	Multisector Bond	21	65/309	45	112/247					43	106/247
Janus Short-Term Bond T	May-07	Short-Term Bond	67	381/567	36	190/522	50	241/479	30	125/419	30	135/454
INTECH												
Janus Aspen INTECH US Low Volatil Svc	Sep-12	Large Blend	1	14/1665	16	236/1522		/		/	17	258/1524
INTECH Global Income Mgd Vol I	Dec-11	World Stock	7	87/1261	38	409/1086		/			55	532/962
INTECH Intl Mgd Volatility I	May-07	Foreign Large Blend	15	120/827	10	77/767	14	96/691			28	163/581
INTECH U.S. Core T	Feb-03	Large Growth	65	1126/1735	33	554/1695	22	344/1552	53	699/1326	28	336/1209
INTECH US Mgd Volatility I	Dec-05	Large Value	3	30/1433	3	40/1339	5	52/1243			21	233/1099
Perkins												
Janus Aspen Perkins Mid Cap Value Svc	Dec-02	Mid-Cap Value	60	300/498	89	417/465	91	388/423	52	189/361	58	181/313
Perkins Global Value T	Apr-05	World Stock	52	652/1261	68	740/1086	42	363/859	51	288/560	64	351/551
Perkins International Value I	Apr-13	Foreign Large Value	18	62/353							24	86/353
Perkins Large Cap Value I	Dec-08	Large Value	48	686/1433	74	992/1339	70	869/1243			67	822/1220
Perkins Mid Cap Value T	Aug-98	Mid-Cap Value	56	280/498	89	416/465	92	389/423	54	197/361	10	16/164
Perkins Select Value I	Dec-11	Mid-Cap Value	20	99/498	91	424/465					89	402/452
Perkins Small Cap Value T	Feb-97	Small Value	21	90/437	50	207/409	81	299/367	13	40/311	N/A	N/A
Perkins Value Plus Income I	Jul-10	Moderate Allocation	40	377/947	57	520/906	38	306/799			41	323/795

Morningstar Quartile: 1st | 2nd | 3rd | 4th

Note:
(1) ‡ In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 31 for additional Morningstar disclosure. Since PM inception performance for Perkins Small Cap Value T Shares is not available for comparison.

27

Mathematical equity performance: relative return strategies (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 9/30/2015 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	3.45	13.97	14.56	7.64	10.65
U.S. Enhanced Plus Net		3.16	13.64	14.22	7.32	10.25
S&P 500® Index		(0.61)	12.40	13.34	6.80	9.17
Difference versus S&P 500® Index Net of Fees		3.77	1.24	0.88	0.52	1.08
U.S. Large Cap Growth Gross	7/93	1.17	12.40	13.56	7.50	12.30
U.S. Large Cap Growth Net		0.69	11.87	13.03	7.00	11.73
S&P 500® Growth Index		2.78	13.49	14.72	8.03	9.15
Difference versus S&P 500® Growth Index Net of Fees		(2.10)	(1.62)	(1.69)	(1.03)	2.58
U.S. Enhanced Index Gross	4/98	(0.09)	12.11	13.40	7.19	6.13
U.S. Enhanced Index Net		(0.38)	11.77	13.05	6.86	5.78
S&P 500® Index		(0.61)	12.40	13.34	6.80	5.16
Difference versus S&P 500® Index Net of Fees		0.23	(0.63)	(0.29)	0.06	0.62
U.S. Broad Large Cap Growth Gross	11/00	6.27	13.92	15.14	7.77	4.65
U.S. Broad Large Cap Growth Net		5.76	13.36	14.57	7.23	4.11
Russell 1000® Growth Index		3.17	13.61	14.47	8.09	2.54
Difference versus Russell 1000® Growth Index Net of Fees		2.58	(0.25)	0.10	(0.86)	1.57
U.S. Broad Enhanced Plus Gross	4/01	3.46	13.75	14.46	7.42	7.31
U.S. Broad Enhanced Plus Net		3.16	13.40	14.10	7.10	6.97
Russell 1000® Index		(0.61)	12.67	13.42	6.95	5.96
Difference versus Russell 1000® Index Net of Fees		3.77	0.73	0.69	0.15	1.02
U.S. Large Cap Core Gross	8/01	5.40	14.27	14.50	7.34	7.30
U.S. Large Cap Core Net		4.88	13.72	13.94	6.84	6.80
S&P 500® Index		(0.61)	12.40	13.34	6.80	5.39
Difference versus S&P 500® Index Net of Fees		5.50	1.31	0.61	0.04	1.41
U.S. Broad Large Cap Value Gross	8/04	(2.82)	11.68	13.26	6.52	7.92
U.S. Broad Large Cap Value Net		(3.18)	11.27	12.84	6.12	7.51
Russell 1000® Value Index		(4.42)	11.59	12.29	5.71	6.84
Difference versus Russell 1000® Value Index Net of Fees		1.24	(0.33)	0.55	0.41	0.67
Global Large Cap Core Gross	1/05	(1.49)	11.20	10.98	6.84	7.43
Global Large Cap Core Net		(1.93)	10.70	10.47	6.31	6.88
MSCI World® Index		(4.57)	9.18	8.89	5.31	5.56
Difference versus MSCI World® Index Net of Fees		2.64	1.52	1.58	0.99	1.32
International Large Cap Core Gross	11/06	(4.28)	8.91	6.89	-	3.90
International Large Cap Core Net		(4.67)	8.46	6.45	-	3.46
MSCI EAFE® Index		(8.27)	6.08	4.44	-	1.36
Difference versus MSCI EAFE® Index Net of Fees		3.59	2.38	2.00	-	2.10
U.S. Broad Enhanced Index Gross	10/08	(0.45)	12.37	13.44	-	9.89
U.S. Broad Enhanced Index Net		(0.67)	12.13	13.19	-	9.61
Russell 1000® Index		(0.61)	12.67	13.42	-	10.02
Difference versus Russell 1000® Index Net of Fees		(0.05)	(0.54)	(0.23)	-	(0.40)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p.30 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

28

Mathematical equity performance: relative return strategies (cont.) [1]

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 9/30/2015 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	(2.20)	11.40	11.29	-	14.15
Global Large Cap Core ex Japan (Kokusai) Net		(2.62)	10.88	10.73	-	13.57
MSCI KOKUSAI® World ex Japan Index		(4.81)	9.18	9.27	-	12.84
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		2.19	1.70	1.46	-	0.73
European Large Cap Core Gross (EUR)	1/10	9.77	16.47	13.09	-	13.60
European Large Cap Core Net (EUR)		9.22	15.85	12.49	-	12.99
MSCI Europe® Index (EUR)		3.15	11.77	9.20	-	8.88
Difference versus MSCI Europe® Index (EUR) Net of Fees		6.07	4.09	3.28	-	4.10
Global All Country Enhanced Index Gross	11/11	(5.45)	8.15	-	-	9.04
Global All Country Enhanced Index Net		(5.78)	7.77	-	-	8.67
MSCI All Country World® Index		(6.16)	7.52	-	-	8.28
Difference versus MSCI All Country World® Index Net of Fees		0.38	0.26	-	-	0.39
Enhanced Index North America Gross	7/12	(2.00)	11.40	-	-	12.64
Enhanced Index North America Net		(2.26)	11.09	-	-	12.33
MSCI North America® Index		(2.17)	11.25	-	-	12.58
Difference versus MSCI North America® Index Net of Fees		(0.10)	(0.16)	-	-	(0.25)
Large Cap Core USA Gross	8/12	(1.07)	12.60	-	-	13.79
Large Cap Core USA Net		(1.50)	12.13	-	-	13.32
MSCI USA® Index		(0.58)	12.47	-	-	13.50
Difference versus MSCI USA® Index Net of Fees		(0.93)	(0.34)	-	-	(0.18)
Global All Country Core Gross	5/13	(3.68)	-	-	-	5.08
Global All Country Core Net		(4.18)	-	-	-	4.50
MSCI All Country World® Index		(6.16)	-	-	-	4.00
Difference versus MSCI All Country World® Index Net of Fees		1.98	-	-	-	0.50
Emerging Markets Core Gross	6/13	(12.98)	-	-	-	(5.69)
Emerging Markets Core Net		(13.67)	-	-	-	(6.43)
MSCI Emerging Markets® Index		(18.98)	-	-	-	(7.14)
Difference versus MSCI Emerging Markets® Index Net of Fees		5.31	-	-	-	0.71
Global All Country Core Select Gross	6/13	(2.86)	-	-	-	5.81
Global All Country Core Select Net		(3.51)	-	-	-	5.09
MSCI All Country World® Index		(6.16)	-	-	-	4.23
Difference versus MSCI All Country World® Index Net of Fees		2.65	-	-	-	0.86
Global Defensive Core Gross	4/14	3.59	-	-	-	3.79
Global Defensive Core Net		3.02	-	-	-	3.23
Russell Global Large Cap Defensive® Index		(4.11)	-	-	-	(0.63)
Difference versus Russell Global Large Cap Defensive® Index Net of Fees		7.13	-	-	-	3.86
Global All Country Core ex U.S. Gross	7/14	(8.57)	-	-	-	(11.30)
Global All Country Core ex U.S. Net		(9.12)	-	-	-	(11.83)
MSCI All Country World® ex USA Index		(11.78)	-	-	-	(13.32)
Difference versus MSCI All Country World® ex USA Index Net of Fees		2.66	-	-	-	1.49

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p.30 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

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Mathematical equity performance disclosure For the period ending September 30, 2015, 100%, 100%, 100% and 60% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund – Class T (2/03); INTECH US Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07), INTECH Global Income Managed Volatility Fund – Class I (12/11) and INTECH Emerging Markets Managed Volatility Fund – Class I (12/14). INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets and may not achieve the desired level of protection in down markets. The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. These risks are magnified in emerging markets. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs, and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include those strategies with at least a 1-year track record. Absolute volatility strategies are excluded. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI.

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). VelocityShares ETNs are issued by Credit Suisse AG (Credit Suisse), the Janus Volatility Hedged Large Cap ETF and the Janus Velocity Tail Risk Hedged ETF are advised by ALPS Advisors, Inc. (ALPS), and the Janus Equal Risk Weighted Large Cap ETF is advised by Exchange Traded Concepts, LLC (ETC). Credit Suisse, ALPS and ETC are not affiliated with Janus Capital Group Inc. “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all relative return, discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending September 30, 2015, 70%, 72%, 63% and 71% of the 54, 50, 40 and 31 Complex-Wide mutual funds; 68%, 64%, 55% and 69% of the 41, 39, 33 and 26 Fundamental Equity mutual funds; 75%, 100%, 100% and 100% of the 8, 6, 4 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 76% of the Complex-Wide mutual fund assets, 72% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending September 30, 2015, 58%, 50% and 65% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 50, 40 and 31 funds, respectively. 50 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex-U.S. IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. Russell Global Large Cap Defensive Index measures the performance of the investable securities in the Global Large Cap Defensive segment of the market. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC. C-1015-101922 01-15-16

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2014, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.